As filed with the Securities and Exchange Commission on December 29, 2023

Registration No. 333-274893

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1

to

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Blue Hat Interactive Entertainment Technology

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7th Floor, Building C, No. 1010 Anling Road

Huli District, Xiamen, China 361009

86-592-228-0081
(Address and telephone number of registrant’s principal executive offices)

Pryor Cashman LLP

Attn: Elizabeth Fei Chen, Esq.

7 Times Square

New York, New York, 10036

(212) 326 0199

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

This replacement registration statement on Form F-3 (the “Registration Statement”, Registration No. 333-274893) of Blue Hat Interactive Entertainment Technology (the “Company”, or “Blue Hat”) filed with the Securities and Exchange Commission (the “Commission”) is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”) and includes up to $150,000,000 aggregate initial offering price of such indeterminate number of shares of ordinary shares and preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, preferred share or debt securities, such indeterminate number of subscription rights to purchase ordinary shares, preferred share or debt securities and such indeterminate number of units (collectively, the “Securities”) of the Company, provided that the subscription price shall not be less than the par value of the share(s), $31,400,000 of which was previously offered by the Company and registered on the Company’s registration statement on Form F-3 (Registration No. 333-249056) (the “Prior Registration Statement”) filed by the Company with the Commission under the Securities Act on September 25, 2020 and declared effective on October 6, 2020, and were not sold thereunder (“Unsold Securities”). Under Rule 415(a)(5) under the Securities Act, the registration regarding the unsold Securities under the Prior Registration Statement expires three years after the effective date of the Prior Registration Statement, or on October 6, 2023. Accordingly, the Company is filing this Registration Statement to register new Securities and cover the unsold Securities under the Prior Registration Statement. Any Securities registered hereunder may be sold separately or as units with the other Securities registered hereunder.

Under Rule 415(a)(5), the Company may continue to offer and sell the Unsold Securities during the grace period permitted by Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this Registration Statement will be deemed to terminate the offering of the Unsold Securities on the Prior Registration Statement. If the Company sells any of such Unsold Securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this Registration Statement, the Company will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 29, 2023

PROSPECTUS

$150,000,000

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

Blue Hat Interactive Entertainment Technology (“Blue Hat Cayman”, the “Company”, or “we”) is not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries based in China. Blue Hat Cayman may offer ordinary shares, par value $0.01 per share, preferred shares, warrants, subscription rights, debt securities and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $150,000,000. You will only invest in our holding company and will never directly hold equity interests in our subsidiaries.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “BHAT”. As of December 28, 2023, the last reported sale price for our ordinary shares was $0.98 per share. As of that date, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $53,497,577.7 based on 58,398,281 shares of our outstanding ordinary shares, of which approximately 54,589,365 shares were held by non-affiliates.

We are a holding company incorporated in the Cayman Islands and are not a Chinese operating company. This holding company structure involves unique risks to investors. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries in the People’s Republic of China (the “PRC”). We used to have variable interest entities, or VIE structure to replicate foreign investment in China-based companies where Chinese law prohibits direct foreign investment. On June 8, 2023, contractual agreements by and among Xiamen Duwei Consulting Management Co., Ltd., our indirectly wholly owned subsidiary, (“Blue Hat WOFE”), Fujian Blue Hat Interactive Entertainment Technology Ltd. (“Blue Hat Fujian”) and certain individuals were terminated and therefore Blue Hat Fujian is no longer a VIE. The Company also has deconsolidated Fresh Joy Entertainment Ltd. (“Fresh Joy”) through this termination. As of the date of this prospectus, the Company has no VIEs, and the Company, as a holding company without operations, is conducting business through its wholly owned operating subsidiaries including 1) Blue Hat Fujian; 2) Xiamen Shengruihao Technology Co., Ltd. (“Shengruihao”); 3) Blue Hat WOFE; 4) Xiamen Bluehat Research Institution of Education Co., Ltd. (“Bluehat Research”); 5) Hunan Engaomei Anination Culture Development Co., Ltd. (“Engaomei”); 6) Fujian Youth Hand in Hand Educational Technology Co., Ltd. (“Fujian Youth”); 7) Fuzhou Qiande Educational Technology Co., Ltd. (“Qiande”); 8) Chongqing Duwei Chuanghua Electronic Technology Co., Ltd. (“Duwei Chuanghua”); 9) Golden Alpha Strategy Ltd. (“Golden Alpha”); 10) Guangzhou Huangxin Enterprise Management Co., Ltd. (“Huangxin”); and 11) Blue Hat Technology LLC. (“BH Technology”). For a detailed description of risks related to doing business in China, see “Risk Factors — Risk Factors Relating to Doing Business in China” section in our Annual Report on Form 20-F for our fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on May 8, 2023, which is incorporated by reference into this prospectus, and “Risk Factors — Risk Factors Relating to Doing Business in China” section in this prospectus.

Our holding company and its subsidiaries usually operate independently and transfer funds through loans and intercompany transactions. We raised capital for a total amount of $25.182 million from 2020 to 2023 through various financings. Blue Hat Interactive Entertainment Technology Limited (“Blue Hat HK”), our wholly-owned Hong Kong intermediary holding subsidiary, passed the funds from our investors in these financings to Blue Hat Fujian, through loans regulated under contract agreements, and Blue Hat WOFE, through intercompany transactions. As of the date of this prospectus, the total amount invested in and lent to Blue Hat Fujian, and Blue Hat WOFE are approximately $1.77 million and $14.81 million, respectively.

As of the date of this prospectus, the Company has not distributed any dividends to the investors, nor does the Company intend to distribute any dividends in any form in the near future. The Company currently intends to retain the earnings to re-invest into the daily operations.

The tables below show the cash transfer between the Company and the subsidiaries for the fiscal years ended December 31, 2022 and 2021.

For the year ended December 31, 2022
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	Blue Hat Interactive Entertainment Technology	Blue Hat Interactive Entertainment Technology Limited	1,768,000.00	Loan
2	Blue Hat Interactive Entertainment Technology Limited	Fujian Blue Hat Group Co, Ltd	1,768,000.00	Investment

For the year ended December 31, 2021
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	Blue Hat Interactive Entertainment Technology	Blue Hat Interactive Entertainment Technology Limited	7,150,000.00	Loan
2	Blue Hat Interactive Entertainment Technology Limited	Xiamen Duwei Consulting Management Co., Ltd.	7,150,000.00	Investment

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are developing, and as a result these risks may result in material changes in the operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company, former VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction, and there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these regulatory actions and statements are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our ability to continue our listing on an U.S. stock exchange.

On February 17, 2023, the China Securities Regulatory Commission, or the “CSRC”, promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which became effective on March 31, 2023. The Trial Measures lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthening regulatory coordination. Because we are already publicly listed in the U.S., the Trial Measures do not impose additional regulatory burden on us beyond the obligation to report to the CSRC and comply with the filing requirements on any future offerings of our securities, or material events such as a change of control or delisting. As the Trial Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we are subject to such filing requirements under the Trial Measures upon future subsequent offering, and may be subject to additional filing requirements if there are any changes on the trial measures, upon that time, we may not be able to get clearance from the CSRC in a timely fashion.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. Pursuant to the Holding Foreign Companies Accountable Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. Our auditors are headquartered in Singapore, Singapore and inspected by the PCAOB on a regular basis. They are not subject to the Determination. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which, proposed to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law, which officially reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus, reduce the time before an applicable issuer’s securities may be prohibited from trading or delisted. On December 15, 2022, the PCAOB issued a new Determination Report which concluded that it was able to inspect and investigate completely PCAOB-registered accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB vacated the December 16, 2021 Determination Report. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any foreign authority including but is not limited to mainland China or Hong Kong jurisdiction, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3(D) of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” beginning on page 9 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December 29, 2023

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our ordinary shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

We, through the operations of our subsidiaries headquartered in Xiamen, China, primarily operate commodity trading business in China, The Company currently purchase and distribute commodities, including serving as a distributor and wholesaler of jewelry. It has reached out to more than 10 potential retailer customers across China and offers approximately hundreds of jewelry products. The Company is led by a team with an average of over 10 years of experience in the commodity industry in China. The Company’s suppliers in jewelry business are mining companies and other bulk suppliers of diamonds and precious stones. The Company’s customers in jewelry business are jewelry retailers facing retail customers. The Company creates value by providing the capital, information, and connections necessary and vital in the jewelry supply chain in China, given its vast size, high fragmentation and competition, and trust and relationship-based approaches.

The Company maintains a strong position in the market with its extensive product offerings. The Company continuously refines its product offerings by closely monitoring market trends and adding new product categories as appropriate. New product ideas are typically sourced from customer conversations or from external research and development. Factories across the Company’s supplier relationships often approach the Company with new product ideas and comment on current market trends. Further, the Company continually analyzes internal data to understand product trends across the portfolio. This process enables the Company to identify upcoming demand shifts and plan accordingly. The in-house capabilities of the Company’s fulfillment and inventory systems allow the Company to sell a wide array of in-stock products with same day or next day shipping.

Products

As of the date of this prospectus, the Company’s products focusing on the loose diamond with different size ranging from 0.49 carat to 2.05 carat and different colors.

The product mix can vary from year to year due to several factors, including the economic environment and changes in consumers’ desired price points. The Company’s broad product offering enabled it to capture sales across many styles and price points.

Corporate History and Structure

Blue Hat Cayman, is a holding company incorporated on June 13, 2018, under the laws of the Cayman Islands. Blue Hat Cayman has no substantive operations other than holding all of the issued and outstanding shares of Brilliant Hat Limited (“Blue Hat BVI”), established under the laws of the British Virgin Islands on June 26, 2018, which in turn holds all of the outstanding equity of Blue Hat Interactive Entertainment Technology Limited (“Blue Hat HK”), which was established in Hong Kong on June 26, 2018. Blue Hat HK is a holding company holding all of the outstanding equity of Blue Hat WOFE, which was established on July 26, 2018 under the laws of the PRC.

On September 18, 2017, Blue Hat Fujian formed a joint venture with Xiamen Youth Education Development Co., Ltd. and Youying Wang, contributing a 48.5% equity interest in Fujian Youth Hand in Hand Educational Technology Co., Ltd. (“Fujian Youth”), a PRC company. On January 22, 2021, Xiamen Youth Education Development Co., Ltd and Youying Wang transferred all their equity interests to Blue Hat WOFE. On January 6, 2023, the equity interest of Fujian Youth owned by Blue Hat Fujian was transferred to Blue Hat WOFE. Therefore, we, through Blue Hat WOFE, indirectly own all the equity interests of Fujian Youth. As of December 31, 2022, Fujian Youth had normal operations.

On November 13, 2018, Blue Hat Cayman completed a reorganization of entities under common control of its then existing shareholders, who collectively owned a majority of the equity interests of Blue Hat Cayman prior to the reorganization. Blue Hat Cayman, Blue Hat BVI, and Blue Hat HK were established as the holding companies of Blue Hat WOFE. Blue Hat WOFE is the primary beneficiary of Blue Hat Fujian and its subsidiaries, and all of these entities included in Blue Hat Cayman are under common control which results in the consolidation of Blue Hat Fujian and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the consolidated financial statements.

On March 31, 2020, the Company established its wholly owned subsidiary, Xiamen Jiuqiao Technology Co., Ltd. (“Jiuqiao”), a PRC company. Jiuqiao engages in designing, producing, producing, promoting and selling interactive toys with mobile games features, original intellectual property, peripheral derivatives feature worldwide and also providing consultation service. On December 20, 2021, the Company transferred out all its equity interests in Jiuqiao for $922,468.

On August 3, 2020, the Company acquired 60% of Xunpusen (Xiamen) Technology Co., Ltd. (“Xunpusen”) which providing telecommunication service and internet access. On September 20, 2021, the Company transferred out all its equity interests in Xunpusen for $1,333,023.33 (RMB 8,600,000).

On January 25, 2021, Blue Hat Cayman closed an acquisition pursuant to which it acquired 100% equity interests of Fresh Joy Entertainment Ltd. (“Fresh Joy”). On August 8, 2022, Blue Hat Cayman transferred all the equity interests of Fresh Joy to Fujian Lanyun Canghai Technology Co., Ltd., a wholly owned subsidiary of Blue Hat Fujian. Fresh Joy signed a series of VIE agreements with Fujian Roar Game Technology Co., Ltd. (“Fujian Roar Game”). Fujian Roar Game holds 51% equity of Fuzhou CSFCTECH Co., Ltd. and 100% equity of Fuzhou UC71 Co., Ltd. On June 8, 2023, contractual agreements by and among Blue Hat WOFE, Blue Hat Fujian and certain individuals were terminated and therefore Blue Hat Fujian is no longer a VIE. Blue Hat Fujian, and its subsidiaries were not consolidated thereafter. Blue Hat Fujian transferred all the equity interests of Hunan Engaomei Animation Culture Development Co., Ltd. (“Blue Hat Hunan”) and Fujian Youth it owned to Blue Hat WOFE. Blue Hat Hunan and Fujian Youth are now wholly-owned subsidiaries of Blue Hat WOFE.

On February 20, 2021, the Company established a wholly owned subsidiary, Xiamen Bluehat Research Institution of Education Co., Ltd.

On March 24, 2021, Qiande was incorporated and was 100% owned by Fujian Youth.

On August 23, 2021, Fujian Blue Hat Group Co. Ltd. (“Blue Hat Group”) was incorporated and was 100% owned by Blue Hat Interactive Entertainment Technology Limited.

On September 30, 2022, Blue Hat Group acquired 100% of Xiamen Shengruihao Technology Co., Ltd (“Shengruihao”), a PRC company established on June 30, 2021.

On May 10, 2022, the Company has authorized and approved a 1-for-10 reverse stock split of the Company’s authorized (issued and unissued) shares of ordinary shares, effective May 27, 2022. The reverse stock split was reflected in the audited financial statements for the fiscal year ended December 31, 2022, and retrospectively in the audited financial statements for the fiscal year ended December 31, 2021.

On April 3, 2023, Golden Strategy Ltd. (“Golden Strategy”), a BVI company, was incorporated and is wholly owned by the Company.

On April 18, 2023, Golden Alpha, a Hong Kong company, was incorporated and is wholly owned by Golden Strategy. Golden Alpha’s main business operation is the international jewelry trading business.

On June 13, 2023, Duwei Chuangda was established in Chongqing, China, and is wholly owned by Blue Hat WOFE.

On July 5, 2023, Huangxin was established in Guangzhou, China, and is wholly owned by Golden Alpha. Guangzhou Huangxin’s main business operation is the jewelry trading business in mainland China.

On July 21, 2023, BH Technology, a wholly owned subsidiary of Golden Strategy, was incorporated in New Hampshire, USA. BH Technology will handle the business operations in the United States in future.

The charts below summarize our corporate legal structure and identify our subsidiaries:

Name	Background	Ownership
Brilliant Hat Limited	● A British Virgin Islands company ● Incorporated on June 26, 2018 ● A holding company	100% owned by Blue Hat Interactive Entertainment Technology

Blue Hat Interactive Entertainment Technology Limited	● A Hong Kong company ● Incorporated on June 26, 2018 ● A holding company	100% owned by Brilliant Hat Limited

Fujian Blue Hat Group Co., Ltd.	● A PRC limited liability company ● Incorporated on August 23, 2021	100% owned by Blue Hat Interactive Entertainment Technology Limited.

Golden Strategy Ltd.	● A British Virgin Islands company ● Incorporated on April 3, 2023	100% owned by Blue Hat Interactive Entertainment Technology

Golden Alpha Strategy Ltd.	● A Hong Kong company ● Incorporated on April 18, 2023 ● Responsible for the international jewelry trading business.	100% owned by Golden Strategy Ltd.

Blue Hat Technology LLC.	● A US company incorporated in New Hampshire ● Incorporated on July 21, 2023 ● handle upcoming business in the United States in future.	100% owned by Golden Strategy Ltd.

Xiamen Duwei Consulting Management Co., Ltd.	● A PRC limited liability company and deemed a wholly foreign owned enterprise, or WOFE ● Incorporated on July 26, 2018 ● Registered capital of $20,000,000 ● A holding company	100% owned by Blue Hat Interactive Entertainment Technology Limited

Guangzhou Huangxin Enterprise Management Co., Ltd.	●A PRC limited liability company and deemed a wholly foreign owned enterprise, or WOFE ● Incorporated on July 5, 2023	100% owned by Golden Alpha Strategy Ltd.

Hunan Engaomei Animation Culture Development Co., Ltd.	● A PRC limited liability company
● Incorporated on October 19, 2017
● Registered capital of $302,540 (RMB 2,000,000)
	● Designing, producing, promoting and selling animated toys with mobile games features, original intellectual property and peripheral derivatives features.	100% owned by Xiamen Duwei Consulting Management Co., Ltd.

Fujian Youth Hand in Hand Educational Technology Co., Ltd	● A PRC limited liability company ● Incorporated on September 18, 2017 ● Registered capital of $3,106,214 (RMB 20,100,000) ● Educational consulting service and sports related.	100% owned by Xiamen Duwei Consulting Management Co., Ltd.

Fuzhou Qiande Educational Technology Co., Ltd	● A PRC limited liability company ● Incorporated on March 24, 2021 ● Information Technology consulting service	100% owned by Fujian Youth Hand in Hand Educational Technology Co., Ltd

Chongqing Duwei Chuangda Electronic Technology Co., Ltd.	● A PRC limited liability company ● Incorporated on June 13, 2023 ● Responsible for the jewelry trading business in mainland China.	100% owned by Xiamen Duwei Consulting Management Co., Ltd.

Xiamen Bluehat Research Institution of Education Co., Ltd.	● A PRC limited liability company ● Incorporated on February 20, 2021 ● Information Technology consulting service	100% owned by Xiamen Duwei Consulting Management Co., Ltd.

Xiamen Shengruihao Technology Co., Ltd	● A PRC limited liability company, acquired on September 30, 2022
● Incorporated on June 30, 2021
● Registered capital of $ 4,463,754 (RMB 30,000,000)
	● Software development, animation design and web design	100% owned by Fujian Blue Hat Group Co., Ltd.

Permissions and Approvals

The table below lists all the permissions and approvals the Company and its subsidiaries obtained as of the date of the prospectus:

No.	Name of the Company	License No.	License/Permission	Established Date	Validity
1	Blue Hat Interactive Entertainment Technology	WC-338512	Business License	3/14/2019	Long-term
2	Brilliant Hat Limited	1983687	Business License	6/26/2018	Long-term
3	Golden Strategy Ltd	2121323	Business License	4/3/2023	Long-term
4	Blue Hat Interactive Entertainment Technology Limited	2714615	Business License	6/26/2018	Long-term
5	Golden Alpha Strategy Limited	3271611	Business License	4/18/2023	Long-term
6	BLUE HAT TECHNOLOGY LLC	937615	Business License	7/21/2023	Long-term
7	Fujian Blue Hat Group Co., Ltd.	91350100MA8TTRRQ4A	Business License Record Registration Form for Foreign	8/23/2021	8/22/2051
8	Xiamen Shengruihao Technology Co., Ltd	91350200MA8TGQ815M	Business License	6/30/2021	6/29/2071
9	Xiamen Duwei Consulting Management Co., Ltd.	91350200MA31XW6W0Q	Business License Record Registration Form for Foreign	7/26/2018	7/25/2048
10	Xiamen Bluehat Research Institution of Education Co., Ltd.	91350200MA8RFNMY91	Business License	2/20/2021	2/19/2071
11	Hunan Engaomei Animation Culture Development Co., Ltd.	91430111MA4M6YX69X	Business License	10/19/2017	10/18/2067
12	Fujian Youth Hand in Hand Educational Technology Co., Ltd	91350200MA2YKHW78G	Business License	9/18/2017	9/17/2067
13	Fuzhou Qiande Educational Technology Co., Ltd	91350102MA8RQTEH5R	Business License	3/24/2021	Long-term
15	Guangzhou Huangxin Enterprise Management Co., Ltd.	91440106MACPKAYJXM	Business License Record Registration Form for Foreign	7/5/2023	Long-term

Based on the management team of the Company, those listed above constitute all the requisite permissions or approvals the Company and its subsidiaries required to operate business. The Company and its subsidiaries have never been denied any applications concerning any permissions or approvals. If the Company or its subsidiaries does not receive or maintain such permissions or approvals, or mistakenly conclude that such permissions or approvals are not required, our business may be adversely affected. In the scenario when the Company does get denied such permissions, the Company would either avoid such field of business, or collaborate with parties that can obtain such permissions. Currently the PRC legal system is under constant development and applicable laws, regulations, or interpretations are subject to substantial uncertainties. If relevant rules suddenly change, we will have to obtain such permissions or approvals, which may be costly, and may temporarily halt our operation of business, negatively affecting our revenues and our securities’ value.

Cash Transfer

As of the date of this prospectus, the total amount invested in and lent to Blue Hat Fujian, and Blue Hat WOFE are approximately $1.77 million and $14.81 million, respectively.

The tables below show the cash transfer between the Company and the subsidiaries for the fiscal years ended December 31, 2022 and 2021.

For the year ended December 31, 2022
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	Blue Hat Interactive Entertainment Technology	Blue Hat Interactive Entertainment Technology Limited	1,768,000.00	Loan
2	Blue Hat Interactive Entertainment Technology Limited	Fujian Blue Hat Group Co, Ltd	1,768,000.00	Investment

For the year ended December 31, 2021
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	Blue Hat Interactive Entertainment Technology	Blue Hat Interactive Entertainment Technology Limited	7,150,000.00	Loan
2	Blue Hat Interactive Entertainment Technology Limited	Xiamen Duwei Consulting Management Co., Ltd.	7,150,000.00	Investment

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Our ability to pay dividends depends on the distribution from the operating entities to the Company. As of the date of this prospectus, the Company has not distributed any dividends to the investors, nor does the Company intend to distribute any dividends in any form in the near future. The Company currently intends to retain the earnings to re-invest into the daily operations. See “risk factor - The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China, and PRC also has regulations limiting our PRC subsidiaries’ ability to distribute dividends. Both of these restrictions may affect our ability to distribute earning from our subsidiaries to us and to the U.S. investors” for more detailed discussion of the restrictions and limitations of the dividends distributions.

Corporate Information

On July 30, 2019, we completed our initial public offering, and since July 26, 2019, our ordinary shares have been listed on the Nasdaq Capital Market under the symbol “BHAT”.

Our principal executive office is located at 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009. Our telephone number is 86-592-2280081. Our registered office in the Cayman Islands is located at the office of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

Our agent for service of process in the United States is Pryor Cashman LLP, located at 7 Times Square, New York, NY, 10036. Our website is located at http://www.bluehatgroup.net. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website located at http://www.irbluehatgroup.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Securities We May Offer

We may use this prospectus to offer up to $150,000,000 of:

●	ordinary shares;

●	preferred shares;

●	warrants;

●	subscription rights;

●	debt securities; and

●	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

●	the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2022, on file with Securities and Exchange Commission, which is incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Risks Related to Doing Business in China

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

On December 28, 2021, the Cyberspace Administration of China, or the “CAC”, and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restate and expand the applicable scope of the cybersecurity review in effect. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators engaging in data processing activities must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulate that network platform operators holding personal information of over one million users must apply to the Cybersecurity Review Office for a cybersecurity review before a foreign listing. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Cybersecurity Review Measures, an official of the said administration indicated that a network platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Cybersecurity Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

To the knowledge of the management, as of the date of this prospectus, (i) the Company is not a critical information infrastructure operator that procure internet products and services or a network platform operator engaging in data processing activities; and (ii) the Company’s business does not subject to the industry that affect or may affect national security which is required to receive the cybersecurity review under the regulation. Therefore, the Company believes it is not required to pass cybersecurity review of CAC; on the basis that the Administration Provisions and Measures have not yet come into effect, we and our PRC subsidiaries (1) are not required to obtain permissions or approvals from the PRC authorities to issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements of the CSRC, the CAC or other PRC authorities that are required to approve of our PRC subsidiaries’ operations, and (3) have not received or were denied such permissions or approvals by the PRC authorities.

However, the PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The approval of the China Securities Regulatory Commission (“CSRC”) may be required in connection with this offering under series of PRC regulations adopted or to be adopted, and, if required, we cannot assure you that we will be able to obtain such approval.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Measures, together with the Guidance Rules and Notice reiterate the basic principles of the Draft Administrative Provisions and Draft Filing Measures and impose substantially the same requirements for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include but are not limited to: (1) criteria to determine whether an issuer will be required to go through the filing procedures under the Trial Measures; (2) exemptions from immediate filing requirements for issuers including those that have already been listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, but these issuers shall still be subject to filing procedures if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of applicants banned from listing or offering overseas, such as issuers whose affiliates have been recently convicted of bribery and corruption; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to file with the CSRC after it completes subsequent offerings and to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation. Specifically, pursuant to the Trial Measures, our future securities offerings in the Nasdaq Capital market where we have previously offered and listed shall also be filed with the CSRC within 3 working days after the offering is completed. As the Trial Measures are newly issued, there remain uncertainties regarding its interpretation and implementation. Therefore, we cannot assure you that we will be able to complete the filings for any of our future offerings and fully comply with the relevant new rules on a timely basis, if at all. In addition, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China, and PRC also has regulations limiting our PRC subsidiaries’ ability to distribute dividends. Both of these restrictions may affect our ability to distribute earning from our subsidiaries to us and to the U.S. investors.

Most of the income of our company and its subsidiaries is received in RMB, and a shortage of foreign currency may limit our ability to pay dividends or other payments, or to meet our obligations calculated in foreign currency, if any. Under the existing Chinese foreign exchange regulations, payments for current account items, including profit distributions, interest payments, and expenditures from trade transactions, can be made outside of China without prior approval from the State Administration of Foreign Exchange ("SAFE") as long as certain procedural requirements are met. Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries and VIEs to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Approval from relevant government authorities is required for converting RMB into foreign currency for outward remittance from China and payment of capital expenses such as repayment of foreign currency loans. The Chinese government may selectively impose restrictions on foreign exchange access for current account transactions, and if such circumstances arise in the future, we may be unable to pay foreign currency dividends to shareholders. If cash or assets in our business belong to Chinese/Hong Kong entities, due to the ability of these entities, their subsidiaries, or the Chinese government to transfer cash or assets, these funds or assets may not be available to fund operations or for other purposes outside of China/Hong Kong.

Chinese laws and regulations only permit Chinese companies to pay dividends from their retained earnings. Furthermore, dividends from the Company's Chinese subsidiaries can only be distributed after shareholder approval, provided that the dividends meet the requirements of China's statutory reserves allocation. Due to these restrictions and other limitations under Chinese laws and regulations, our Chinese subsidiaries and entities can only transfer a portion of their net assets to the Company in the form of dividends, loans, or prepayments. While the Company currently does not require its Chinese subsidiaries and entities to provide any dividends, loans, or prepayments, there might be a future need for additional cash resources from these entities to fund future acquisitions and developments or solely for declaration and payment of dividends or distributions to company shareholders.

Risks Related to Jewelry Business

In this section, “BHAT Diamond” refers to Golden Alpha and Huangxin, the Company's operating subsidiaries through which the Company conducts its jewelry business in mainland China and internationally.

A decline in discretionary consumer spending on jewelry may unfavorably impact BHAT Diamond’s future sales and earnings, particularly if such decline occurs during the holiday shopping season.

Jewelry purchases depend on discretionary consumer spending, particularly because jewelry is often perceived to be a luxury purchase. Factors that affect discretionary consumer spending include general economic and business conditions, consumer confidence, employment levels, costs of basic necessities and other goods, inflationary pressures, levels of consumers’ disposable income, interest rates, the availability, cost and level of consumer debt, asset values, availability of credit, and levels of taxation. Consumer spending may also be affected by the effects of weather, natural disasters, epidemics, contagious disease outbreaks, pandemics and other public health concerns, and lockdowns of BHAT Diamond’s customers’ stores, factories, suppliers’ facilities, support centers and distribution centers due to governmental mandates or social unrest. Prior increases in consumer discretionary spending during times of crisis, such as those related to government stimulus programs, may be temporary. The Company’s management believes government economic stimulus measures related to COVID-19 have had a positive impact on BHAT Diamond’s sales. However, consumer spending may decrease now that the government has terminated these stimulus programs. Additionally, as travel restrictions ease following the COVID-19 pandemic, consumers may now be inclined to redirect discretionary spending to things such as travel and other experience-oriented expenditures.

Other retail categories, such as electronics, and experience-oriented categories, such as travel and entertainment, compete for consumers’ discretionary spending, particularly during the holiday shopping season. Therefore, the price of jewelry relative to such other categories may influence the proportion of discretionary consumer spending on jewelry. If the relative price of jewelry increases, if BHAT Diamond’s competitive position deteriorates, or if consumer demand shifts toward other retail or experience-oriented categories, particularly as a result of fewer restrictions related to the COVID-19 pandemic, BHAT Diamond’s sales and operating profits would be adversely impacted.

Any decreases in consumer discretionary spending on jewelry could decrease BHAT Diamond’s sales. BHAT Diamond may respond by increasing discounts or initiating marketing promotions to reduce excess inventory, which would have a negative impact on BHAT Diamond’s operating margins and could negatively affect BHAT Diamond’s business, results of operations and cash flows, particularly if consumer spending levels are depressed for a prolonged period of time.

BHAT Diamond extends credit to BHAT Diamond’s customers in a majority of sales. When in-house financing is not utilized, customers pay with cash, credit cards or other third-party financing. Any significant deterioration in consumers’ financial position, changes to the regulatory requirements regarding the granting of credit to BHAT Diamond’s customers or disruption in the availability of credit to BHAT Diamond’s customers or to consumers may decrease or eliminate customers’ access to credit which, in turn, could have an adverse effect on BHAT Diamond’s sales and results of operations. In addition, BHAT Diamond’s failure to collect any significant portion of BHAT Diamond’s customer loan receivables or the need to place a significant reserve against these receivables could materially impair BHAT Diamond’s financial condition and the results of BHAT Diamond’s operations.

BHAT Diamond’s future results of operations may be adversely affected by input cost inflation.

Many aspects of BHAT Diamond’s business have been, and may continue to be, directly affected by volatile commodity costs and other inflationary pressures. Commodities are subject to price volatility that can be caused by, among other factors, commodity market fluctuations, changes in currency exchange rates, imbalances between supply and demand, and government programs and policies. Volatile fuel costs have contributed to unpredictable costs for the products and services BHAT Diamond receives from third-party providers. While BHAT Diamond seeks to offset increased costs with a combination of price increases to BHAT Diamond’s customers, purchasing strategies, cost savings initiatives and operating efficiencies, BHAT Diamond may not be able to fully offset BHAT Diamond’s increased costs in a timely manner or at all. As a result, these cost increases could materially and adversely affect BHAT Diamond’s results of operations.

The conflict mineral diligence process, the results from that process and the related reporting obligations could increase costs, adversely affect BHAT Diamond’s reputation and adversely affect BHAT Diamond’s ability to obtain merchandise.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the SEC issued rules in 2012 that require annual disclosure and reporting on the source and use of certain minerals, including gold, from the Democratic Republic of Congo and adjoining countries. Under these “conflict mineral” rules, certain SEC reporting companies must exercise reasonable due diligence in determining the countries of origin of statutorily designated minerals (e.g., gold, tin, tantalum and tungsten) that are used in the products they sell. Companies who meet certain criteria are required to file reports with the SEC disclosing their due diligence measures with regard to countries of origin, the results of those activities, and related determinations. It is possible that the sourcing and sale of other minerals, like diamonds, could become subject to similar rules.

As a public company, compliance with conflict minerals rules will require us to conduct a reasonable country of origin inquiry of any “conflict minerals” contained in products BHAT Diamond manufactures or contract to manufacture and file reports with the SEC disclosing BHAT Diamond’s due diligence measures. BHAT Diamond cannot be certain of the costs that might be associated with such regulatory compliance and reporting. Other minerals, such as diamonds, could be added to those currently covered by these rules. BHAT Diamond may incur reputational risks with customers and stockholders if, due to the complexity of the global supply chain, BHAT Diamond is unable to sufficiently verify the origins of relevant metals. Also, inadequate or adverse responses from portions of BHAT Diamond’s supply chain to BHAT Diamond’s verification requests could harm BHAT Diamond’s ability to obtain merchandise and further add to compliance costs.

If BHAT Diamond misjudges the demand for BHAT Diamond’s products and fail to manage inventory levels, it could have a materially adverse impact on BHAT Diamond’s business and results of operations.

BHAT Diamond must maintain appropriate inventory levels in order to successfully operate BHAT Diamond’s business. This requires forecasting, especially during the holiday season, and a balance between meeting customer demand and avoiding accumulating excess inventory. If consumer demand is lower than expected, inventory levels can rise, causing a strain on operating cash flow. If the inventory cannot be sold, write-downs or write-offs to future earnings could be necessary. Conversely, if consumer demand is higher than expected, insufficient inventory levels could result in unfulfilled customer orders, loss of revenue and an unfavorable impact on customer relationships.

Factors that could affect BHAT Diamond’s inventory management and ability to accurately forecast customer demand for BHAT Diamond’s products include:

●	a substantial increase or decrease in demand for products of BHAT Diamond’s competitors;

●	failure to accurately forecast trends and customer acceptance for new products;

●	new product introductions, promotions or pricing strategies by competitors, particularly during holiday periods;

●	changes in BHAT Diamond’s product offerings, including seasonal items and BHAT Diamond’s ability to replenish these items in a timely manner;

●	changes to BHAT Diamond’s overall seasonal promotional cadence and the number and timing of promotional events and clearance sales;

●	weakening of economic conditions or consumer confidence in the future, which could reduce demand for discretionary items, such as jewelry;

●	volatility and uncertainty related to macro-economic factors; and

●	acts or threats of war or terrorism or epidemics, which could adversely affect consumer confidence and spending or interrupt production and distribution of BHAT Diamond’s products and raw materials.

If BHAT Diamond misjudges expected customer demand, fail to identify changes in customer demand, or BHAT Diamond’s supply chain does not respond in a timely manner, a shortage of merchandise or an accumulation of excess inventory could occur, either of which could adversely impact BHAT Diamond’s business, financial condition and results of operations.

BHAT Diamond relies on a limited number of suppliers for certain raw materials and supplied components, which may cause supply chain disruptions. BHAT Diamond may not be able to obtain sufficient raw materials or supplied components that meet BHAT Diamond’s operating needs and standards, or obtain such materials on favorable terms or at all, which could impair BHAT Diamond’s ability to fulfill orders in a timely manner.

BHAT Diamond’s ability to produce BHAT Diamond’s current and future merchandise depends upon sufficient availability of raw materials and supplied components, which BHAT Diamond secures from a limited number of suppliers. Global supply chains have recently experienced disruptions as a result of capacity constraints, tariffs, material availability and global logistics delays. BHAT Diamond’s reliance on suppliers to secure raw materials and supplied components exposes us to volatility in the prices and availability of these materials. BHAT Diamond may not be able to obtain sufficient supplies of raw materials or supplied components on favorable terms or at all, which could result in delays in the availability of BHAT Diamond’s products, increased costs, or both, any of which could have a material adverse effect on BHAT Diamond’s business, financial condition and results of operations.

BHAT Diamond maintains a relatively large inventory of jewelry products to support customer delivery requirements, and if this inventory is lost due to theft, BHAT Diamond’s results of operations would be negatively impacted.

BHAT Diamond purchases large volumes of precious metals and store significant quantities of raw materials and jewelry products. Although BHAT Diamond has a security staff protecting and monitoring the raw materials and jewelry, if BHAT Diamond encounters significant inventory losses due to third party or employee theft from BHAT Diamond’s facility or while materials are in transit to and from BHAT Diamond’s facility that requires BHAT Diamond to implement additional security measures, BHAT Diamond’s operating costs would increase. In addition, losses of inventory could exceed the limits of, or be subject to an exclusion from, coverage under BHAT Diamond’s current insurance policy. Claims filed by BHAT Diamond under BHAT Diamond’s insurance policies could lead to increases in BHAT Diamond’s insurance premiums or possible termination of coverage under the relevant policies. If that happens, we cannot ensure that we will be able to find any substitute with similar insurance coverage.

The market for high value commodities is inherently unpredictable.

High value commodities such as diamonds and other jewelries are purchased and sold based on prevailing market prices. Therefore, BHAT Diamond’s inventories are subject to market-value changes driven by the commodities markets. BHAT Diamond may periodically enter into futures contracts to hedge BHAT Diamond’s exposure against market-price changes. Factors that may impact commodities prices include the policies of the U.S. Federal Reserve, inflation rates, global economic uncertainty and governmental and supplies. If there are significant shifts in the commodity markets that we are not properly hedged against, BHAT Diamond’s business could suffer adverse consequences. Substantial changes in prices could affect BHAT Diamond’s ability to continue purchasing sufficient volumes of inventory to support BHAT Diamond’s business, which could negatively affect BHAT Diamond’s profitability.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $150,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements can be identified by words or phrases such as ‘‘may,’’ ‘‘will,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘is/are likely to’’ or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	Anticipated trends and challenges in our business and the markets in which we operate;

●	Our ability to anticipate market needs or develop new or enhanced services and products to meet those needs;

●	Our ability to compete in our industry and innovation by our competitors;

●	Our ability to protect our confidential information and intellectual property rights;

●	Risks associated with acquiring new business targets and other strategic plans;

●	Our need to obtain additional funding and our ability to obtain funding in the future on acceptable terms;

●	The impact on our business and results of operations arising from the global pandemic;

●	Our ability to create and maintain our positive brand awareness and brand loyalty;

●	Our ability to manage growth; and

●	Economic and business conditions in China.

The forward-looking statements included in or incorporated by reference into this prospectus and any applicable prospectus supplement are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in the documents incorporated by reference herein.

The forward-looking statements contained in or incorporated into this prospectus and any applicable prospectus supplement speak only as of the date of hereof or thereof or of such documents incorporated by reference or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. Since we operate in an emerging and evolving environment and new risk factors and uncertainties emerge from time to time, you should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our Second Amended and Restated Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

The authorized share capital of the Company is $5,000,000 divided into 500,000,000 ordinary shares of $0.01 par value each with power for the Company, subject to the provisions of the Companies Act (as revised) and the Second Amended and Restated Articles of Association.

DESCRIPTION OF ORDINARY SHARES

 As of December 28, 2023, there were 58,398,281 ordinary shares issued and outstanding.

Our ordinary shares are currently traded on the NASDAQ Capital Market under the symbol “BHAT.”

Voting and Meetings

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid. Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per share.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; however, our Second Amended and Restated Memorandum and Articles of Association provide that in each year we will hold an annual general meeting of shareholders at a time determined by our board of directors. Also, we may, but are not required to (unless required by the Companies Act), in each year hold any other extraordinary general meeting.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Second Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our Second Amended and Restated Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to attend and vote (with regards to an annual general meeting), and the holders of 95% in par value of the shares entitled to attend and vote (with regard to an extraordinary general meeting), that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of our issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Second Amended and Restated Memorandum and Articles of Association.

Our Second Amended and Restated Memorandum and Articles of Association provide that the affirmative vote of no less than two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our Second Amended and Restated Memorandum and Articles of Association that relate to or have an impact upon the procedures regarding the election, appointment, removal of directors and size of the board.

Dividends

Subject to the Companies Act, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at the general meeting, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

In addition, our board of directors may resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the our share premium account or capital redemption reserve; appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other; resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend; make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions; and authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Transfers of Shares

Subject to any applicable restrictions set forth in our Second Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or common form or in the form prescribed by Nasdaq or in any other form which our board of directors may approve. Our board of directors may, in its absolute discretion, refuse to register a transfer of any common share that is not a fully paid up share to a person of whom it does not approve, or any common share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any common share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered common share unless: a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof; the instrument of transfer is in respect of only one class of shares; the ordinary shares transferred are fully paid and free of any lien; the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept, accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuses to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Anti-Takeover Provisions

Some provisions of our Second Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Inspection of Books and Records

Holders of ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our board of directors may determine from time to time whether our accounting records and books shall be open to the inspection of our shareholders not members of our board of directors. Notwithstanding the above, our Second Amended and Restated Memorandum and Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes: the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member; the date on which the name of any person was entered on the register as a member; and the date on which any person ceased to be a member.

DESCRIPTION OF PREFERRED SHARES

As all the current authorized share capital is designated as ordinary share only, shareholders’ resolution will be needed to change the authorized share capital if the Company decides to issue preferred shares. After such resolution and amendment, our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

As of the date of this prospectus, there are no outstanding shares of preferred shares of any series.

The material terms of any series of preferred shares that we offer, together with any material Cayman Islands or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or debt securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the internal laws of the State of New York. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable Cayman Islands or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the maturity date;

●	the interest rate per annum, if any;

●	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or exchangeability provisions;

●	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

●	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the offered debt securities;

●	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

●	any terms with respect to subordination;

●	any listing on any securities exchange or quotation system; and

●	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. Cayman Islands or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

●	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

●	all capitalized lease obligations;

●	all hedging obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

●	subordinated debt securities; and

●	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

●	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

●	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

●	the ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class, other than any modification to:

●	cure ambiguities, defects or inconsistencies;

●	add to the covenants, restrictions or events of default;

●	provide for a successor obligor under the relevant indenture; and

●	make any other change that does not adversely affect the rights of holder.

No modification that:

●	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	extends the fixed maturity of any debt securities, or reduces the principal amount thereof, or reduces the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof ;

will be effective against any holder without his, her or its consent.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 90 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 90 days after we receive notice of the default;

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transaction sin depositaries securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $150,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, the Selling Shareholders or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us, the Selling Shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$18,058.52

FINRA fees	$	*

Transfer agent’s fees and expenses	$	*

Legal fees and expenses	$	*

Printing fees and expenses	$	*

Accounting fees and expenses	$	*

Miscellaneous fees and expenses	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 8, 2023;

●	our Reports on Form 6-K filed with the SEC on March 31, 2023, May 15, 2023, June 1, 2023, June 8, 2023, August 7, 2023, August 15, 2023, November 17, 2023 and December 22, 2023;

●	the description of the ordinary shares contained in Exhibit 2.3 of our Annual Report of Foreign Private Issuer on Form 20-F for the fiscal year ended December 31, 2022, filed on May 8, 2023, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act (and in the case of a Report of Foreign Private Issuer on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Report of Foreign Private Issuer on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Report of Foreign Private Issuer on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

 Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written request directed to 7th Floor, Building C, No. 1010 Anling Road, Huli District, Xiamen, China 361009.

You also may access these filings on the Company’s website at http://www.bluehatgroup.net. Blue Hat does not incorporate the information on its website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, its website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that Blue Hat specifically incorporates by reference into this prospectus or any supplement to this prospectus).

The Company’s registration statements, periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and on the SEC’s website at http://www.sec.gov, where the SEC maintains a collection of registration statements, periodic reports, proxy and information statements and other information regarding issuers like Blue Hat that file electronically with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Second Amended and Restated Memorandum and Articles of Association provides for indemnification of our officers and directors to all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him otherwise than by reason of his own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the indemnified person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such indemnified person is not entitled to indemnification hereunder with respect thereto. However, the Company will not indemnify its directors, officers, or persons controlling it for liabilities arising under the Securities Act, because it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

LEGAL MATTERS

The validity of the debt securities, warrants, subscription rights and units and legal matters as to United States and New York law will be passed upon for us by Pryor Cashman LLP. Campbells will pass upon certain legal matters in connection with the securities offered to the extent governed by the laws of the Cayman Islands law.

EXPERTS

The consolidated financial statements of Blue Hat Interactive Entertainment Technology as of December 31, 2022 and 2021 included in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Audit Alliance LLP, an independent registered public accounting firm, and on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be obtained from the SEC’s website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and Blue Hat Interactive Entertainment Technology, reference is made to the registration statement.

We furnish reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above. Our file number with the SEC is 001-39001.

$150,000,000

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Debt Securities

Units

PROSPECTUS

December 29, 2023

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Second Amended and Restated Memorandum and Articles of Association provides for indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him otherwise than by reason of his own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the indemnified person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such indemnified person is not entitled to indemnification hereunder with respect thereto. However, the Company will not indemnify its directors, officers, or persons controlling it for liabilities arising under the Securities Act, because it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement *
1.2	Form of Debt Securities Underwriting Agreement *
3.1	Second Amended and Restated Memorandum and Articles of Association of the Company ***
4.1	Specimen certificate evidencing ordinary shares (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-1 filed with the SEC on March 4, 2019)***
4.2	Certificate of Designation for Preferred Shares *
4.3	Specimen Warrant Certificate *
4.4	Form of Warrant Agreement *
4.5	Form of Subscription Rights Agreement *
4.6	Form of Subscription Rights Certificate *
4.7	Form of Senior Debt Securities Indenture***
4.8	Form of Subordinated Debt Securities Indenture***
4.9	Specimen Unit Certificate *
5.1	Opinion of Campbells***
5.2	Opinion of Pryor Cashman LLP***
23.1	Consent of Campbells (included in Exhibit 5.1)***
23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.2)***
23.3	Consent of Audit Alliance LLP**
24.1	Power of Attorney (included in signature page of this Registration Statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture *
107	Filing Fee Table***

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.
**	Filed herewith.
***	Previously filed.

Item 10. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xiamen, China, on December 29, 2023.

Blue Hat Interactive Entertainment Technology

By:	/s/ Xiaodong Chen
Name: Xiaodong Chen
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of Blue Hat Interactive Entertainment Technology hereby severally constitutes and appoints Xiaodong Chen and Caifan He, and each of them singly, the true and lawful attorney with full power to them, and each of them singly, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including post-effective amendments to this Registration Statement and any related registration statements under Rule 462 under the Securities Act of 1933, as amended, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable Blue Hat Interactive Entertainment Technology to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaodong Chen	Chief Executive Officer and Director	December 29, 2023
Xiaodong Chen	(Principal Executive Officer)

Joint Chief Executive Officer and Director
Guo Fan

/s/ Caifan He	Chief Financial Officer and Director	December 29, 2023
Caifan He	(Principal Financial and Accounting Officer)

*	Chief Technology Officer and Director	December 29, 2023
Jianyong Cai

*	Director	December 29, 2023
Qinyi Fu

*	Director	December 29, 2023
Jun Ouyang

*	Director	December 29, 2023
Huibin Shen

*	Director	December 29, 2023
Can Su

Director
Zhiyong Gong

* By:	/s/ Xiaodong Chen
Xiaodong Chen
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Blue Hat Interactive Entertainment Technology, has signed this registration statement or amendment thereto in New York, New York on December 29, 2023.

Authorized U.S. Representative

Pryor Cashman LLP

By:	/s/ Elizabeth F. Chen
Name:	Elizabeth F. Chen
Title:	Partner